Exhibit 5.1


                      [Letterhead of Stikeman Elliott LLP]

                                                   October 26, 2005
ACE Aviation Holdings Inc.
5100 de Maisonneuve Boulevard West
Montreal, Quebec
Canada H4Y 3T2

Ladies and Gentlemen,

         We have acted as counsel to ACE Aviation Holdings Inc. (the "Company") with respect to the Company's Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission in connection with the registration, under the Securities Act of 1933, as amended, by the Company of an aggregate of 200,000 Class A variable voting shares of its common stock (the "Shares") issuable upon exercise of stock options granted under the Stock Option Plan of the Company (the "Plan").

         In connection with this opinion letter, we have examined the originals or copies certified or otherwise identified to our satisfaction of the Registration Statement and such other records, documents, certificates, agreements or other instruments and have made such other inquiries, all as we deemed necessary to enable us to render the opinions expressed below.

         In our examination of such documents, we have assumed the authenticity of all documents submitted to us as originals of such documents and the conformity to original documents of all documents submitted to us as copies, certified copies or facsimiles thereof.

         The opinions hereinafter expressed are limited to matters governed by the laws of the Province of Quebec and the federal laws of Canada applicable therein.

         Based upon and subject to the foregoing and to the qualifications set forth herein, we are of the opinion that, as of the date hereof, the Shares have been duly and validly authorized for issuance and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

         We consent to the inclusion of this opinion as part of the Registration Statement and to the reference to our firm therein. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules promulgated thereunder.

         Yours truly,


         /s/ STIKEMAN ELLIOTT LLP